PubMatic Files Lawsuit Against Google to Restore Fair Competition and Innovation in Digital Advertising

Seeks Financial Damages and to Hold Google Accountable for its Unlawful Actions that Unfairly Constrained the Open Internet Ecosystem

Follows U.S. District Court Ruling that Google Illegally Acted as Monopolist

REDWOOD CITY, Calif., Sep. 8, 2025 -- PubMatic, Inc. (Nasdaq: PUBM), an independent technology company delivering digital advertising’s supply chain of the future, today filed a lawsuit in the U.S. District Court for the Eastern District of Virginia against Google (Nasdaq: GOOG) to seek financial damages and to restore fair competition, following years-long harm caused by Google’s proven and repeated monopolistic and anticompetitive behavior in certain digital advertising markets.

The lawsuit follows the ruling from the U.S. District Court in April 2025, which found that Google had “willfully engaged in a series of anticompetitive acts to acquire and maintain monopoly power in the publisher ad server and ad exchange markets for open-web display advertising.”

PubMatic’s complaint outlines how Google’s illegal actions directly and measurably impacted PubMatic, impeding the Company’s ability to reach its full potential in terms of market share and revenue growth and compete on a level playing field. Google’s dominance both deprived publishers and advertisers of the benefits of fair competition and caused real damage to consumers in the form of higher prices due to advertising cost increases, less diversity of content and voices, and less transparency.

“For nearly two decades, PubMatic has delivered sustainable innovation and efficiency in digital advertising, empowering publishers to maximize their revenue and deliver quality content to users worldwide,” said Rajeev Goel, PubMatic’s co-founder and CEO. “Google’s systematic abuse of its vast resources and immense power has harmed our business and distorted a marketplace that should have rewarded innovation and fueled transparency and competition. Instead, anticompetitive practices limited monetization for publishers, raised costs for advertisers, and ultimately reduced choice for consumers.”

Goel continued, “Since founding PubMatic almost 20 years ago, our vision has been to fuel the endless potential of content creators on the open internet, delivering superior technology and transparent practices. Over that time, we have built our business on industry-defining innovation, differentiated infrastructure, and a relentless focus on delivering better services for publishers and advertisers alike. This litigation positions PubMatic, and the broader industry, for stronger long-term growth by holding Google accountable for its past anticompetitive actions and monopolistic behaviors.”

In addition to holding Google responsible for its unlawful actions, PubMatic also seeks to restore a competitive and fair landscape, where innovation thrives, competition is real, and the open internet remains a source of information and opportunity for everyone.

PubMatic is represented in this litigation by Hueston Hennigan LLP.

Additional Information
The full text of the complaint can be found at https://pubmaticvgoogle.com/s/20250908PubMaticvGoogleComplaint.pdf and further information about the filing can be found at www.pubmaticvgoogle.com.

About PubMatic
PubMatic is an independent technology company maximizing customer value by delivering digital advertising’s supply chain of the future. PubMatic’s sell-side platform empowers the world’s leading digital content creators across the open internet to control access to their inventory and increase monetization by enabling marketers to drive return on investment and reach addressable audiences across ad formats and devices. Since 2006, PubMatic’s infrastructure-driven approach has allowed for the efficient processing and utilization of data in real time. By delivering scalable and flexible programmatic innovation, PubMatic improves outcomes for its customers while championing a vibrant and transparent digital advertising supply chain.

Forward-Looking Statements
Certain statements in this press release are or may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s action against Google and the outcome of that action. Forward-looking statements can generally be identified by words such as “believe,” “could,” “seek,” “will,” “may,” and similar expressions. These statements are based on management's current views and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements, including the uncertainty of the outcome of the action against Google and any injunctive relief and damages or amounts received in connection with the action, if any. For a discussion of some of the additional risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company's Annual Report on Form 10-K, our quarterly reports on Form 10-Q, the Company’s Current Report on Form 8-K filed September 8, 2025, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. There is no guarantee that any of the events anticipated by the Company's forward-looking statements will occur. Except to the extent required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:
Kekst CNC for PubMatic
PubMatic@kekstcnc.com

Investor Contact:
The Blueshirt Group for PubMatic
investors@pubmatic.com